FAS Construction Management, Inc.

Consolidated Financial Statements

September 30, 2007

FAS Construction Management, Inc.

Table of Contents

Consolidated Financial Statements
Consolidated Balance Sheet
Consolidated Statement of Operations
Consolidated Statement of Changes in Stockholders’ Deficit
Consolidated Statement of Cash Flows
Notes to Consolidated Financial Statements

INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Stockholders’
FAS Construction Management, Inc.

We have audited the accompanying consolidated balance sheet of FAS Construction Management, Inc. as of September 30, 2007 and the related consolidated statements of operations, changes in stockholders’ deficit and cash flows for the nine month period then ended.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of FAS Construction Management, Inc. as of September 30, 2007, and the results of their operations and their cash flows for the nine month period then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Padgett, Stratemann & Co. LLP
March 31, 2008
San Antonio, Texas

FAS CONSTRUCTION MANAGEMENT, INC.
CONSOLIDATED BALANCE SHEET
(in thousands, except share data)

ASSETS
Current assets:	September 30, 2007
Cash and cash equivalents	$583
Restricted cash	425
Trade accounts receivable – net	785
Prepaid expenses and other current assets	29
Total current assets	1,822

Property and equipment – net	5,506

Deferred loan costs, net	144

Other assets	205

Total assets	$7,677

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
Account payables – trade	$166
Account payables – contractors	1,484
Current maturities of note payable - related party	471
Accrued expenses and other current liabilities	723
Line of credit	365
Deferred revenue	476
Total current liabilities	3,685

Long-term liabilities
Related party note payable	5,524
Other long term liabilities	55
Total long-term liabilities	5,579
Total liabilities	9,264

Commitments and contingencies	-

Stockholders' deficit:
Preferred stock, no par value; no shares issued and outstanding	-
Common stock, no par value; 200,000,000 shares authorized; 8,140,000 issued and outstanding	-
Additional paid-in-capital	2,141
Accumulated deficit	(3,728)
Total stockholders' deficit	(1,587)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$7,677

The accompanying notes are an integral part of these consolidated financial statements.

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FAS CONSTRUCTION MANAGEMENT, INC.
CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands)

For the nine months ended September 30, 2007

Net service revenues (1)	$4,116
Rental income	147
Total revenue	4,263

Cost of services	1,986

Gross profit	2,277

Other operating costs:
Selling, general & administrative	1,619
Depreciation and amortization	152
1,771

Operating income	506

Other income (expense):
Interest income	132
Other income	60
Interest expense	(616)
(424)

Income before taxes	82
State Income Taxes	(20)

Net income	62

(1) Net service revenue equals gross billings of $175,766 (unaudited) in 2007 net of funds disbursed of $171,650 (unaudited) in 2007 - refer to Note 1 revenue recognition for further explanation.

The accompanying notes are an integral part of these consolidated financial statements.

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FAS CONSTRUCTION MANAGEMENT, INC.
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT
 (in thousands, except share data)

					Additional
	Preferred stock		Common stock		paid-in	Accumulated
	Shares	Amount	Shares	Amount	capital	deficit	Total

Balance, December 31, 2006	-	$-	8,140,000	$-	$2,141	(3,790)	$(1,649)

Net income						62	62

Balance, September 30, 2007	-	$-	8,140,000	$-	$2,141	$(3,728)	$(1,587)

The accompanying notes are an integral part of these consolidated financial statements.

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FAS CONSTRUCTION MANAGEMENT, INC.
CONSOLIDATED STATEMENT OF CASH FLOWS

For the nine months ended September 30, 2007
Operating Activities:
Net income	$62
Adjustments to reconcile net income to net cash
provided by (used in) operating activities:
Depreciation and amortization	152
Amortization of deferred loan costs	29
Changes in operating assets and liabilities, net of dispositions:
Accounts receivable - trade	(31)
Accounts receivable - related party	-
Prepaid expenses and other current assets	50
Accounts payable - trade	(249)
Change in checks issued in excess of cash	(630)
Accounts payable - contractors	(1,039)
Accrued expenses and other current liabilities	642
Deferred revenue	(163)
Net cash provided by (used in) operating activities	(1,175)

Investing Activities:
Change in restricted cash	(425)
Change in other assets	(205)
Purchases of property and equipment	(292)
Net cash provided by (used in) investing activities	(921)

Financing Activities:
Proceeds from notes payable	6,129
Repayment of notes payable	(3,800)
Repayment of related party note payable	(26)
Borrowings on line of credit	365
Additions to deferred loan costs	(118)
Net cash provided by (used in) financing activities	2,550

Net increase in cash and cash equivalents	453
Cash and cash equivalents, beginning of period	132
Cash and cash equivalents, end of period	$585

The accompanying notes are an integral part of these consolidated financial statements.

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FAS CONSTRUCTION MANAGEMENT, INC.
CONSOLIDATED STATEMENT OF CASH FLOWS

Supplemental cash flow information:
Cash paid during the year for:
Interest	$591
Income taxes	$-

Supplemental operating cash flow information (unaudited):
Accounts payable - contractor's
Total funds received	$171,650
Total funds disbursed	$(172,689)

Supplemental non cash investing and financing activity:
Non cash deferred loan costs	$55

The accompanying notes are an integral part of these consolidated financial statements.

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FAS CONSTRUCTION MANAGEMENT, INC.
NOTES TO CONSOLDIATED FINANCIAL STATEMENTS

Note 1: Nature of Operations and Summary of Significant Accounting Policies

Business Description

FAS Construction Management, Inc., a Texas corporation, (“FAS” or the “Company”) derives substantially all of its revenue through construction consulting and risk management services for the real estate lending industry. FAS was established in 1995 for the purpose of bringing financial integrity and proactive problem solving to the construction process. Since that time, FAS has been assisting owners, lenders and contractors with construction projects throughout the United States, Mexico, Canada, Caribbean and South America.  FAS currently offers the following services:

•
Construction Management Advisor (CMA) services are generally provided to development clients. FAS helps the clients develop contract documents and selection criteria for architectural/engineering services. FAS helps the clients develop construction contract documents and selection criteria for either general contractors or multi-prime trade contractors. FAS helps the clients bid and analyze contracts for construction projects. FAS also administers the contracts, monitors the construction schedule for progress and payment, and collects required documentation and permits on behalf of the clients.

•
Construction Risk Management (CRM) services consist of: (i) Initial Project Reviews (IPR) to determine level of risk and completeness of construction contract documents and relative viability of construction pricing compared to market experience, (ii) Pay Application Reviews (PAR) to determine actual project completion and material costs compared to contractor progress billings, and (iii) Full CRM services including direct management of all construction loan funding and disbursement of payments to contractors and suppliers. CRM services are generally provided to construction lenders.

STC Holdings, Inc. (“STC”) was acquired by FAS in June 2006.  STC owns the located at 10226 San Pedro Ave. in San Antonio, Texas (the “Property”).  The Property consists of a two-story, 32,000 square foot building and one other building bringing the total square footage to 50,000. STC is a holding company with limited assets and operations other than the Property and the related debt.

Basis of Presentation and Principles of Consolidation

The accounting and reporting policies of the Company conform to U.S. generally accepted accounting principals and to general practices within the industry. The financial statements of the Company have been prepared on the accrual basis of accounting.  The consolidated financial statements include the accounts of FAS and its wholly-owned subsidiary STC.  These companies are collectively referred to as the “Company”.  All significant inter-company balances and transactions have been eliminated in consolidation.

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FAS CONSTRUCTION MANAGEMENT, INC.
NOTES TO CONSOLDIATED FINANCIAL STATEMENTS

Note 1: Nature of Operations and Summary of Significant Accounting Policies (continued)

Basis of Presentation and Principles of Consolidation (continued)

In December 2006, the Company entered into a stock purchase agreement related to the common stock of STC in exchange for $2 million.  The Company was required to purchase a certificate of deposit with the proceeds.  Included in the agreement was a call/put option allowing the owner of STC to require that the Company repurchase 100% of the common shares of STC and allowing FAS the right to require the owner to sell 100% of the common stock to FAS. FAS executed a security agreement granting a security interest in the certificate of deposit to the owner of the shares for the purpose of securing the performance of the obligations of FAS to the owner pursuant to the put option. As a result of the call/put option, the Company has accounted for the stock purchase agreement as a financing transaction.  In April 2007, the Company repurchased 100% of the common stock of STC for $2.2 million.  The difference between the original sale and subsequent repurchase price of $200 thousand was recorded as interest expense.

A summary of the significant accounting policies followed by the Company in preparation of the accompanying financial statements is set forth below.

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash Equivalents and Credit Risk

For purposes of the statements of cash flows, the Company considers all short term, highly liquid investments with an original maturity of three months or less to be cash equivalents. The Company is potentially subject to credit risk with its cash equivalents.  Cash is deposited in demand accounts in federally insured domestic institutions to minimize risk. The majority of the Company’s cash and cash equivalents are placed with one financial institution. In addition, the balances maintained with this institution exceed the maximum insurable amount under Federal Deposit Insurance Corporation (FDIC) guidelines.  As of September 30, 2007, the Company had exceeded the maximum insurable amount by approximately $396 thousand.  Although the balances in these accounts exceed the federally insured limit from time to time, the Company has not incurred losses related to these deposits.

In conjunction with obtaining financing the Company has posted $425 thousand in restricted cash as of September 30, 2007 with financial institutions, as access to these funds is restricted by the terms of the lending agreement.

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FAS CONSTRUCTION MANAGEMENT, INC.
NOTES TO CONSOLDIATED FINANCIAL STATEMENTS

Note 1:  Nature of Operations and Summary of Significant Accounting Policies (continued)

Revenue Recognition

The Company’s services are offered on a fixed-price or time-and-materials basis. The Company derives its revenues primarily from construction management advisory services and construction risk management services. The Company does not recognize revenue until all of the following criteria are met: persuasive evidence of an arrangement exists; delivery has occurred or services have been rendered; the Company’s price to the buyer is fixed or determinable; and collectability is reasonably assured. Revenue with respect to fixed-price contracts is recognized and billed upon the achievement of specified milestones identified in the related contracts. Revenue with respect to time-and-material contracts is recognized and billed when the service is complete.

Service Revenue
The company recognizes revenue from the sale of Construction Management Advisory Services (“CMA”) to real estate developers through contract arrangements and Construction Risk Management Services (“CRM”) to construction lenders.

•	The Company recognizes revenue for CMA services to real estate developers, based on contract arrangements, on a fee basis.
•
The Company recognizes revenue from CRM Pay Application Review (PAR) services which are services to determine actual project completion and material costs compared to contractor progress billings on a fee basis.

•
The Company recognizes revenue from CRM Initial Project Review (IPR) services which are services to determine the level of risk and completeness of construction contract documents and relative viability of construction pricing compared to market experience on a fee basis.

•	The Company recognizes revenue from Full CRM services which includes direct management of all construction loan funding and disbursement of payment to contractors and suppliers on a net fee basis.

Interest Income
Associated with the full CRM services, FAS receives funds into its Contractor’s Funds cash account. Earnings associated with holding these funds for the nine months ended September 30, 2007 was approximately $132 thousand.

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FAS CONSTRUCTION MANAGEMENT, INC.
NOTES TO CONSOLDIATED FINANCIAL STATEMENTS

Note 1:  Nature of Operations and Summary of Significant Accounting Policies (continued)

Revenue Recognition (continued)

The following illustrates billings reported on a gross basis for nine months ended September 30, 2007 (unaudited):

	Full CRM services	CMA, IPR and PAR services	Total services
Billings
Gross funds collected	$171,650	$-	$171,650
Fees earned	1,030	3,086	4,116
Total billings	172,680	3,086	175,766

Gross funds disbursed	171,650	-	171,650
Cost of services	497	1,489	1,986
Total cost of services	172,147	1,489	173,636

Gross profit	533	1,597	2,130

Interest income	132	-	132

Total gross profit and interest income	$665	$1,597	$2,262

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FAS CONSTRUCTION MANAGEMENT, INC.
NOTES TO CONSOLDIATED FINANCIAL STATEMENTS

Note 1:  Nature of Operations and Summary of Significant Accounting Policies (continued)

Revenue Recognition (continued)

Rental Income

STC derives its revenues from tenant rents.  Tenant rents include base rents and expense reimbursements.  Lease agreements contain provisions that require tenants to reimburse a pro rata share of real estate taxes and other common costs.  STC recognizes revenue on tenant rents using the straight-line method over the term of the lease.

Deferred Revenue

Deferred revenue represents revenue and fee-for-service income allocated to future operations. Advance payments received are classified as deferred revenue until earned.

Trade Accounts Receivable

Substantially all of the Company’s trade receivables are related to the construction management business. Trade accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is established as losses are estimated to have occurred through a provision for bad debts charged to earnings.  Losses are charged against the allowance when management believes the uncollectibility of a receivable is confirmed.  Subsequent recoveries, if any, are credited to the allowance.  The allowance for doubtful accounts is evaluated on a regular basis by management and is based on historical experience and specifically identified questionable receivables.  The evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

Property and Equipment

Property and equipment is recorded at cost.  Depreciation is calculated on the straight-line method based on the following estimated useful lives: building – 35 years, furniture, fixtures and computer equipment – 5 to 10 years, office equipment – 7 years, automobiles/machinery – 5 years. Amortization of leasehold improvements is computed using the straight-line method over the shorter of the remaining lease term or the estimated useful lives of the improvements. The Company capitalizes costs to build or remodel its building that extends the life of the building. Depreciation and amortization expense was $152 thousand for the nine months ended September 30, 2007.

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FAS CONSTRUCTION MANAGEMENT, INC.
NOTES TO CONSOLDIATED FINANCIAL STATEMENTS

Note 1:  Nature of Operations and Summary of Significant Accounting Policies (continued)

Impairment of Long-Lived Assets

Assets that are held and used are analyzed for impairment whenever events or changes in circumstances indicate that the carrying amounts may not be recoverable. Impairment is recognized when the estimated undiscounted cash flow generated by those assets is less than the carrying amounts of such assets. The amount of impairment is the excess of the carrying amount over the fair value of such assets. Assets held for sale are carried at the lower of carrying amount or fair value less selling costs.  No impairments were recorded on long-lived assets during the nine months ended September 30, 2007.

Fair Value of Financial Instruments

Fair values of financial instruments were estimated by the Company using the following methods and assumptions:

•	Carrying amounts approximate fair values of the following instruments because of the short maturity and/or frequent repricing of those instruments:

–	Cash
–	Accounts receivable, including trade, contractor’s, notes, and officer receivables
–	Accounts payable, including contractors
–	Notes payable

•
The carrying value of the Company’s long-term debt is estimated to approximate fair value based on the quoted market prices for the same or similar issues or on the current rates available to the Company for debt of the same remaining maturities with similar collateral requirements.

Income Taxes

The Company accounts for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes.  This statement prescribes the use of the liability method whereby deferred tax asset and liability account balances are determined based on differences between financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  Realization of the deferred income tax asset is dependent on generating sufficient taxable income in future years.

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FAS CONSTRUCTION MANAGEMENT, INC.
NOTES TO CONSOLDIATED FINANCIAL STATEMENTS

Note 1:  Nature of Operations and Summary of Significant Accounting Policies (continued)

Income Taxes (continued)

A tax law change in Texas became effective for the Company.  Under the new law, the tax is based on taxable margin, as defined under the law, and is computed on total gross revenues reduced by the greatest of three defined amounts, rather than being based on federal taxable income.

The Company has established valuation allowances equal to the total gross deferred tax assets, excluding the deferred tax asset related to the Texas Margin Tax temporary credit carryover, due to uncertainties regarding the realization of deferred tax assets based on the Company’s lack of earnings history.

Deferred Loan Costs

Deferred loan costs consist of direct costs attributed to obtaining interim or permanent financing. The costs are amortized to expense over the life of the related borrowings.  Amortization expense for the nine months ended September 30, 2007 was $29 thousand and is included in interest expense in the accompanying consolidating statement of operations.

Advertising Costs

Advertising costs were $8 thousand for the nine months ended September 30, 2007.  Advertising costs are expensed as incurred.

Note 2:  Trade Accounts Receivable

Supplemental information on net trade accounts receivable (in thousands):

September 30,
2007
Gross trade accounts receivable	$917
Less: allowance for doubtful accounts	132

Trade accounts receivable – net	$785

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FAS CONSTRUCTION MANAGEMENT, INC.
NOTES TO CONSOLDIATED FINANCIAL STATEMENTS

Note 3:  Property and Equipment

The components of property and equipment as of September 30, 2007 are as follows (in thousands):

Building	$4,895
Land	300
Furniture & fixtures	115
Computer equipment & software	397
Office equipment	266
Leasehold improvements	22
Automobiles/machinery	67
Construction in progress	-
6,062
Accumulated depreciation	(556)
$5,506

The building was placed in service in January 2007.

Note 4:  Commitments and Contingent Liabilities

Operating Leases

The Company leases office space, as well as vehicle and office equipment under long-term, non-cancelable leases. Rental expense was $139 thousand for the nine months ended September 30, 2007.  Minimum future rental payments for all long-term non-cancelable operating leases are presented below (in thousands):

Year ending December 31,
2007, three months	$12
2008	47
2009	45
2010	35
2011	29
2012	11

$179

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FAS CONSTRUCTION MANAGEMENT, INC.
NOTES TO CONSOLDIATED FINANCIAL STATEMENTS

Note 4:  Commitments and Contingent Liabilities (continued)

Litigation

From time to time, the Company is involved in litigation relating to claims arising out of its operations in the normal course of business.  We currently are not a party to any legal proceedings, the adverse outcome of which, in management’s opinion, individually or in the aggregate, that would have a material adverse effect on our results of operations or financial position.

Note 5:  Notes Payable and Line of Credit

On November 27, 2006, the Company signed a note agreement with Frost Bank with a maturity date of April 2007.  The total capacity of the note was $3.8 million with interest rate of LIBOR plus 2.5%.  The loan was collateralized by the Property and guaranteed by a related party.  As of December 31, 2006 the note had a balance of $3,195 thousand.  This note was paid off and the Company entered into a new $5.5 million note on April 5, 2007.

The Company executed a Promissory Note (“Note”) dated April 5, 2007 in the original principal amount of $5.5 million in favor of Capmark Finance, Inc., a California corporation (“Lender”). The Note is governed by the terms and conditions set forth in a Loan Agreement dated April 5, 2007 which provide, among other things for: (i) a maturity date of April 9, 2010; (ii) payment monthly of interest only until the maturity date at LIBOR plus two percent  (the rate as of September 30, 2007 was 7.875%.); (iii) payment on the maturity date of all unpaid principal and interest; (iv) the Company is given the right to extend the maturity date for two additional 12-month terms; (v) the Company may prepay the Note; (vi) the repayment of the Note is secured by the Property only, there being no personal liability to the Company.

During 2007, the Company capitalized $173 thousand of direct costs to obtain permanent financing which is being amortized over the life of the Capmark note payable.

In March of 2007, FAS entered into an agreement for a $400 thousand revolving line of credit that bears interest at the prime rate set by the banking facility (7.75% at September 30, 2007).  At September 30, 2007, $365 thousand was outstanding on the line of credit.

The revolving line of credit expired on March 14, 2008 and the Company and Wells Fargo are discussing either an extension of the Line of Credit or the terms of its repayment.  There has been no demand on the Company by Wells Fargo for repayment of the amounts advanced under the revolving line of credit.

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FAS CONSTRUCTION MANAGEMENT, INC.
NOTES TO CONSOLDIATED FINANCIAL STATEMENTS

Note 6:  Rental Income

The Company receives rental income from non-cancelable leases.  Rental income for the nine months ended September 30, 2007 was $147 thousand.  Minimum future rental payments for all long-term non-cancelable leases are presented below (in thousands):

Year ending December 31,
2007, three months	$58
2008	233
2009	233
2010	233
2011	233

$990

Note 7:  Related Party Transactions

The Company has an unsecured note payable to a related party due June 12, 2008, plus interest at a fixed rate of 8.25%.  Balance as of September 30, 2007 totaled $471 thousand.

Note 8:  Income Taxes

Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. There was no federal income tax expense recorded for the nine months ended September 30, 2007.

A reconciliation of the reported income tax expense to the amount that would result by applying the U.S. federal statutory rate to the income (loss) before income taxes to the actual amount of income tax expense (benefit) recognized follows (in thousands):

For the nine months ended September 30, 2007
Expected expense	$28
Utilization of net operating loss carryforward	(33)
Nondeductible items and other permanent differences	5
Other	-
$-

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FAS CONSTRUCTION MANAGEMENT, INC.
NOTES TO CONSOLDIATED FINANCIAL STATEMENTS

Note 8:  Income Taxes (continued)

The Company’s deferred tax assets as of September 30, 2007 consist of the following (in thousands):

September 30,
2007
Deferred tax assets:
Net operating loss carryforwards	$1,050
Property and equipment, principally due to differences in depreciation	152
Other	(91)
Net deferred tax assets	1,111
Valuation allowance	(1,111)
Net deferred tax assets	$-

At September 30, 2007, the Company had accumulated net operating loss carryforwards of approximately $3.1 million for book income tax purposes, which are available to offset future taxable income. These net operating loss carryforwards expire between the years 2020 and 2022. Utilization of these net operating losses may be subject to limitations in the event of significant changes in stock ownership of the Company.

In assessing the need for a valuation allowance, management considers whether it is more likely than not that some portion or all of the net deferred tax assets will be utilized. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. As of September 30, 2007, the Company provided a full valuation allowance of approximately $1.1 million against its net deferred tax assets.

Note 9:  Subsequent Events

On October 2, 2007, MDI, Inc. (“MDI”), a Delaware corporation, entered into a Stock Purchase Agreement with the Company and each of the owners of the outstanding and issued shares of the Company (the “Sellers”), pursuant to which MDI agreed to purchase from the Sellers all of the outstanding and issued shares of the Company.  The transaction, as described above, closed on October 19, 2007 and MDI issued to the Sellers 5,000,000 shares of its common stock with a market price valuation of $4.3 million. The combined companies will be headquartered in the MDI building located at 10226 San Pedro Avenue, San Antonio, Texas and they will maintain their current employee base at this location. The Company will operate as a wholly owned subsidiary of MDI.

On October 8, 2007, all of the shares of STC were sold to Ridgemont Investment Group LLC.  MDI then purchased all the shares of STC, the owner of the land and buildings located at 10226 San Pedro Avenue in San Antonio, Texas which includes MDI’s headquarters and operational facilities. The purchase price was 3,306,122 shares of MDI, Inc. stock with a market price valuation of $2.8 million and assumption of $5.5 million in debt.

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